EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227054 and No. 333-227055) and Form S-8 (No. 333-174205 and No. 333-203947) of RLJ Lodging Trust of our report dated February 26, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 26, 2021